Exhibit 99.1

PRESS RELEASE

March 16, 2011

CONTACT:	ECB Bancorp, Inc.
Thomas M. Crowder, Chief Financial Officer
(252) 925-5520
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB BANCORP, INC. ANNOUNCES 2011 DIVIDEND

ENGELHARD, NORTH CAROLINA-ECB Bancorp, Inc. (Nasdaq: ECBE), the parent holding company of The East Carolina Bank (the “Bank”), announced that on March 15, 2011, the Corporation’s Board of Directors declared a quarterly cash dividend of $0.07 per share, payable April 11, 2011 to shareholders of record on March 28, 2011.

This dividend is unchanged from 4th Quarter 2010 and equates to an annualized dividend of $0.28 per share.

About ECB Bancorp, Inc.

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 25 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, and insurance services through the Bank’s licensed agents. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.MyECB.com.

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